UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 20, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 8, 2008, following the Company’s receipt of a Notice of Default under those certain Senior Secured Convertible Debentures issued on December 7, 2007, July 23, 2008, August 18, 2008 and September 5, 2008 (the “Debentures”) by the Company to The Quercus Trust, Company’s Senior Secured Creditor (“Quercus”), as disclosed in the Company’s Current Report on Form 8-K, dated September 19, 2008, the Company entered into an agreement with QEEI, LLC, an affiliate of The Quercus Trust, that provides for the turnover of all of the Company’s assets located in, and associated with, the Company’s operations in Gainesville Florida in exchange for (i) cancelation of all warrants issued to Quercus and (ii) cancelation and full satisfaction of the debentures issued to Quercus (the “Turnover Agreement”). The Turnover Agreement is annexed hereto as Exhibit 99.2.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 20, 2008, Electro Energy, Inc. (the “Company”) received a letter (the “Delinquency Letter”) from The Nasdaq Stock Market (“NASDAQ”) stating that the Company is not in compliance with the requirements for continued listing under Marketplace Rule 4310(c)(14) because it failed to timely file its quarterly report on Form 10-Q for the period ended September 30, 2008.

On December 3, 2008, the Company received a letter from NASDAQ (the “Suspension Letter”) notifying the Company that due to its failure to comply with NASDAQ disclosure requirements and its financial condition, its common stock is no longer suitable for continued listing and trading on NASDAQ pursuant to Marketplace Rule 4300 and IM-4300. The Suspension Letter also stated that unless the Company requested a hearing by December 10, 2008, the Company’s common stock will be suspended from trading and listing on NASDAQ. On December 10, 2008 NASDAQ granted an oral hearing, upon the Company’s request, which is scheduled for January 8, 2008.

In a letter dated December 19, 2008, NASDAQ notified the Company that it will no longer have until January 20, 2009 to submit a plan of compliance that would address the Company’s failure, and plans, to file its quarterly report on Form 10-Q. Instead, the letter stated that, pursuant to Marketplace Rule 4804(c), such deficiency would be an additional basis for delisting the Company’s securities from NASDAQ that the Company may address at the hearing.

The Suspension Letter also stated that trading in the Company’s stock was halted on December 2, 2008 pursuant to IM 4120-2 because the Company failed to issue a press release that disclosed the receipt of the Delinquency Letter, as required by Marketplace Rule 4803(a). On December 23, 2008, the Company issued the press release that is disclosed in Exhibit 99.1 hereto.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 24, 2008, Timothy E. Coyne amicably resigned as Chief Financial Officer and Corporate Secretary of Electro Energy, Inc. and its subsidiaries (the “Company”) in order to help the Company preserve cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008

ELECTRO ENERGY, INC.

By: /s/ Michael E. Reed
Name: Michael E. Reed
Title: Chief Executive Officer

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Turnover Agreement between the Company and QEEI, LLC
Exhibit 99.2	Press Release dated December 23, 2008.